ClearOne Reports First Quarter 2021 Financial Results

●	Overall revenue grows by 23% year-over-year
●	Non-GAAP Operating loss decreases 27% year-over-year
●	Core video, pro audio, and Beamforming Microphone Array Ceiling Tile solutions drive strong results

SALT LAKE CITY, UTAH – May 13, 2021 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three months ended March 31, 2021.

"The first quarter of 2021 continued our trend of year-over-year growth and the successful execution of our strategic imperatives. Our partners continue to recognize the value of our versatile video products and ground breaking Beamforming Microphone Array based solutions as work and learn environments continue to evolve due to the transformative global impact of the pandemic. Our business continues to provide the indispensable tools for conferencing and collaboration for home, hybrid, and traditional use settings across a broad swath of organizations; education, enterprise, government and others. Whether for a student working from her PC, a work-from-home professional in a home office, or systems installed for teams across multiple facility sites, we continue to see revenue growth due to our widely appealing product portfolio including disruptive audio technologies that we believe will displace older solutions," said Zee Hakimoglu, CEO and Chair of ClearOne.

"Late last year, we introduced the BMA 360, our new flagship Beamforming Microphone Array in ceiling tile format. The excitement, acceptance, and adoption of this new product has exceeded our initial market expectations.  Adding to its initial success, during the quarter, we announced availability of Voice Lift technology to further enhance the performance capabilities of our BMA 360.  Voice Lift is a powerful feature addition that provides local amplification of a talker’s voice easily enabling local listeners at every corner of a large space to experience the same comfortable and intelligible audio level as someone sitting right next to the talker.  We believe that the new BMA 360, now with Voice Lift, sets an audio performance standard that is unrivaled in the industry and far superior to any other BMA solution in the market. The BMA 360 is based on a dramatically new approach to beamforming that provides a new beam topology to easily achieve distortion-free, full 360-degree coverage of any room shape and any seating arrangement using ClearOne Audio Intelligence™. The integrated features in the BMA 360 significantly reduce system design complexity, simplify installation, consume less rack space, and lower system cost," Hakimoglu added.

“Also, in May, we announced the availability of our new CONVERGENCE® AV Cloud software that enables powerful Management as a Service (MaaS) recurring revenue opportunities to AV practitioners.  Convergence AV Cloud software is a unified AV management platform to monitor, control, and audit ClearOne Pro Audio and Video products and services. Remote real-time system access provides at-a-glance and all-inclusive dashboard views with auto-discovery of Pro Audio devices and unlimited scalability designed to support organizations of any size," Hakimoglu further added.

“We continue to prosecute our intellectual property claims against Shure.  Though the resolution of our cases against Shure has been delayed by the COVID-19 pandemic, we are looking forward to presenting our cases to a jury in late 2021 or early 2022," concluded Hakimoglu.

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

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Revenue in Q1 2021 was $7.0 million, compared to $5.7 million in Q1 2020 and $8.6 million in Q4 2020. The increase in year-over-year revenue was mainly due to the increase in revenue from video products, beamforming microphone array products and professional installed audio conferencing products. The sequential decrease in revenues is due to typical seasonality in quarterly revenues. Despite this year-over-year revenue growth in Q1 2021, revenue from our audio conferencing products and microphones are far below the levels prior to infringement of our patents.

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GAAP gross profit in Q1 2021 was $3.0 million compared to $2.8 million in Q1 2020 and $3.6 million in Q4 2020. GAAP gross profit margin was 42.7% in Q1 2021, compared to 49.5% in Q1 2020 and 41.8% in Q4 2020. Gross profit margin in Q1 2021 declined from Q1 2020 due to increase in share of lower margin products in the revenue mix, increased freight and tariff costs and increased inventory obsolescence costs, partially offset by a decrease in overhead costs as a percentage of revenue.

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Operating expenses in Q1 2021 were $4.53 million, compared to $4.59 million in Q1 2020 and $4.40 million in Q4 2020. Non-GAAP operating expenses in Q1 2021 were $3.99 million, compared to $4.19 million in Q1 2020 and $3.92 million in Q4 2020. The sequential increase in operating expenses is mainly due to additional audit and accounting expenses incurred in Q1 2021 which is typical for this quarter.

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GAAP net loss in Q1 2021 was $1.7 million, or $0.09 per share, compared to net loss of $1.8 million, or $0.11 per share, in Q1 2020 and net loss of $5.5 million, or $0.29 per share, in Q4 2020. The sequential and year-over-year decline in GAAP net loss was primarily due to increase in gross profit attributable to increase in revenue.

($ in 000, except per share)	Three months ended March 31,
	2021	2020	Change
GAAP
Revenue	$7,038	$5,734	23%
Gross profit	3,003	2,838	6%
Operating expenses	4,527	4,589	-1%
Operating loss	(1,524)	(1,751)	-13%
Net loss	(1,655)	(1,847)	-10%
Diluted loss per share	(0.09)	(0.11)	-21%
Non-GAAP
Non-GAAP gross profit	$3,006	$2,840	6%
Non-GAAP operating expenses	3,988	4,186	-5%
Non-GAAP operating loss	(982)	(1,346)	-27%
Non-GAAP net loss	(1,113)	(1,442)	-23%
Non-GAAP Adjusted EBITDA	(886)	(1,207)	27%
Non-GAAP loss per share (diluted)	(0.06)	(0.09)	-33%

Balance Sheet Highlights

At March 31, 2021, cash, cash equivalents and investments were $4.8 million, as compared to $6.7 million at December 31, 2020. The Company carries a debt of $4.4 million on account of senior convertible notes issued in December 2020 and a Paycheck Protection Program (PPP) loan in April 2020. The Company intends to use the entire PPP loan amount for qualifying expenses and to apply for forgiveness of the PPP loan.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value and the possible outcomes of litigation, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).

In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, including the footnotes thereto, as well as the Company’s annual report on Form 10-K for the year ended December 31, 2020 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q, the 10-K and the Public Filings.

Contact:

Investor Relations

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com

CLEARONE, INC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$2,034	$3,803
Marketable securities	967	1,117
Receivables, net of allowance for doubtful accounts of $506	4,930	5,194
Inventories, net	9,816	10,463
Income tax receivable	7,212	7,169
Prepaid expenses and other assets	1,271	1,536
Total current assets	26,230	29,282
Long-term marketable securities	1,807	1,762
Long-term inventories, net	4,126	4,590
Property and equipment, net	812	906
Operating lease - right of use assets, net	1,787	1,936
Intangibles, net	20,486	19,248
Other assets	4,600	4,599
Total assets	$59,848	$62,323
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,907	$3,950
Accrued liabilities	2,775	2,352
Deferred product revenue	78	123
Short-term debt	950	672
Total current liabilities	6,710	7,097
Long-term debt, net	2,927	3,245
Operating lease liability, net of current	1,353	1,489
Other long-term liabilities	678	678
Total liabilities	11,668	12,509

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 18,775,773 shares issued and outstanding	19	19
Additional paid-in capital	63,394	63,359
Accumulated other comprehensive loss	(200)	(186)
Accumulated deficit	(15,033)	(13,378)
Total shareholders' equity	48,180	49,814
Total liabilities and shareholders' equity	$59,848	$62,323

CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Dollars in thousands, except per share values)

	Three months ended March 31,
	2021	2020
Revenue	$7,038	$5,734
Cost of goods sold	4,035	2,896
Gross profit	3,003	2,838

Operating expenses:
Sales and marketing	1,573	1,739
Research and product development	1,274	1,344
General and administrative	1,680	1,506
Total operating expenses	4,527	4,589

Operating loss	(1,524)	(1,751)

Interest expense	(112)	(108)
Other income, net	(5)	35

Loss before income taxes	(1,641)	(1,824)

Provision for income taxes	14	23

Net loss	$(1,655)	$(1,847)

Basic weighted average shares outstanding	18,775,773	16,650,725
Diluted weighted average shares outstanding	18,775,773	16,650,725

Basic loss per share	$(0.09)	$(0.11)
Diluted loss per share	$(0.09)	$(0.11)

Comprehensive loss:
Net loss	(1,655)	(1,847)
Unrealized loss on available-for-sale securities, net of tax	(2)	(23)
Change in foreign currency translation adjustment	(12)	(34)
Comprehensive loss	(1,669)	(1,904)

CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended March 31,
	2021	2020
GAAP gross profit	$3,003	$2,838
Stock-based compensation	3	2
Non-GAAP gross profit	$3,006	$2,840

GAAP operating loss	$(1,524)	$(1,751)
Stock-based compensation	31	37
Amortization of intangibles	511	368
Non-GAAP operating loss	$(982)	$(1,346)

GAAP net loss	$(1,655)	$(1,847)
Stock-based compensation	31	37
Amortization of intangibles	511	368
Non-GAAP net loss	$(1,113)	$(1,442)

GAAP net loss	$(1,655)	$(1,847)
Number of shares used in computing GAAP loss per share (diluted)	18,775,773	16,650,725
GAAP loss per share (diluted)	$(0.09)	$(0.11)
Non-GAAP net loss	$(1,113)	$(1,442)
Number of shares used in computing Non-GAAP loss per share (diluted)	18,775,773	16,650,725
Non-GAAP loss per share (diluted)	$(0.06)	$(0.09)

GAAP net loss	$(1,655)	$(1,847)
Stock-based compensation	31	37
Depreciation	101	104
Amortization of intangibles	511	368
Interest expense	112	108
Provision for income taxes	14	23
Non-GAAP Adjusted EBITDA	$(886)	$(1,207)